UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2012

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

20 Trafalgar Square
Nashua, New Hampshire 03063
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of GT Advanced Technologies Inc. (the “Company”) was held on August 22, 2012 (the “Annual Meeting”).  There were 118,672,051 shares of the Company’s common stock eligible to vote, and 97,884,175 shares present in person or by proxy at the Annual Meeting. The matters voted on at the Annual Meeting were:  (1) the election of eight directors for a term expiring at 2013 Annual Meeting; (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the transition period ending December 31, 2012; and (3)  an advisory vote on executive compensation.

Each of the directors up for reelection was reelected to serve a one-year term expiring at the 2013 Annual Meeting.  The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the transition period ending December 31, 2012 was ratified.  The advisory vote on executive compensation was approved by the required number of votes.  The final voting results were as follows:

Matter	For	Withheld	Broker Non- votes
1. Election of Directors
(a) J. Michal Conaway	73,116,576	610,626	24,156,973
(b) Kathleen A. Cote	73,236,344	490,858	24,156,973
(c) Ernest L. Godshalk	73,117,278	609,924	24,156,973
(d) Thomas Gutierrez	73,120,607	606,595	24,156,973
(e) Matthew E. Massengill	73,050,375	676,827	24,156,973
(f) Mary Petrovich	72,204,248	1,522,954	24,156,973
(g) Robert E. Switz	72,632,322	1,094,880	24,156,973
(h) Noel G. Watson	73,140,334	586,868	24,156,973

Matter	For	Against	Abstained
2. Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for fiscal year ending March 31, 2012	97,202,505	380,977	300,693

Matter	For	Against	Abstained	Broker Non- votes
3. Approval of the advisory vote on executive compensation.	48,219,181	23,627,333	1,880,688	24,156,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: August 28, 2012	Hoil Kim
Vice President, Chief Administrative Officer and
General Counsel